Exhibit 4.1

TENET HEALTHCARE CORPORATION

and

THE GUARANTORS NAMED HEREIN

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

THIRTEENTH SUPPLEMENTAL INDENTURE

Dated as of November 21, 2011

to

Ninth Supplemental Indenture, dated as of March 3, 2009

and

Indenture, dated as of November 6, 2001

relating to

9.0% Senior Secured Notes due 2015

THIS THIRTEENTH SUPPLEMENTAL INDENTURE (the “Thirteenth Supplemental Indenture”) is dated as of November 21, 2011, by and among Tenet Healthcare Corporation, a Nevada corporation (the “Company”), the Guarantors named on the signature pages hereto, and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York) (the “Trustee”).

RECITALS

A. The Company, the Guarantors and the Trustee have executed and delivered an indenture dated as of November 6, 2001 (the “Base Indenture”), as amended by the Ninth Supplemental Indenture dated as of March 3, 2009 (the “Ninth Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), providing for the issuance of the Company’s 9.0% Senior Secured Notes due 2015 (the “Notes”).

B. The Company has been soliciting consents to this Thirteenth Supplemental Indenture upon the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement dated November 4, 2011 (the “Statement”) and the related consent and letter of transmittal that applies to the Notes.

C. Pursuant to and in accordance with Section 902 of the Base Indenture, the Company has obtained, on or prior to the date hereof, the consent of a majority in aggregate principal amount of the outstanding Notes (excluding any Notes owned by the Company or its affiliates) voting as one class to the amendments to the Indenture set forth in this Thirteenth Supplemental Indenture.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company, the Guarantors and the Trustee mutually covenant and agree as follows:

ARTICLE I

Section 1.1 Deletion of Definitions and Related References.

Article One of the Ninth Supplemental Indenture is hereby amended to delete in their entirety all terms and their respective definitions for which all references in the Ninth Supplemental Indenture are eliminated as a result of the amendments set forth in Article II of this Thirteenth Supplemental Indenture.

ARTICLE II

Section 2.1 Amendments to Articles 4, 5 and 6.

Subject to Section 3.5 hereof, the Ninth Supplemental Indenture is hereby amended by deleting the following provisions of the Ninth Supplemental Indenture and all references thereto in their entirety and inserting in lieu thereof the phrase “Intentionally Omitted”:

Section 3.3 Offer to Purchase by Application of Balance in Net Available Cash;

Section 4.1 Limitation on Liens;

Section 4.2 Limitation on Sale and Lease-Back Transactions;

Section 4.3 Limitations on Issuances of Guarantees by Subsidiaries;

Section 4.4 Additional Note Guarantees;

Section 4.5 SEC Reports;

Section 4.6 Asset Dispositions;

Section 4.7 Offer to Repurchase upon Change of Control; and

Section 5.1 Events of Default (clauses (5) and (8) only).

Section 2.2	Amendments to Notes.

Subject to Section 3.5 hereof, the Notes are hereby amended by deleting the following provisions of the Notes and all references thereto in their entirety and inserting in lieu thereof the phrase “Intentionally Omitted”:

Section (7) Repurchase at the Option of Holder; and

Section (13) Events of Default and Remedies (clauses (iii) and (v) only).

ARTICLE III

MISCELLANEOUS

Section 3.1	Definitions.

Capitalized terms used but not defined in this Thirteenth Supplemental Indenture shall have the meanings ascribed thereto in the Indenture.

Section 3.2	Confirmation of Indenture.

Except as amended hereby, the Base Indenture, the Ninth Supplemental Indenture and the Notes are in all respects ratified and confirmed, and all the terms thereof shall remain in full force and effect. This Thirteenth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby, and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict, the provisions of this Thirteenth Supplemental Indenture shall control.

Section 3.3	Concerning the Trustee.

In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Indenture. The Trustee assumes no responsibility for the correctness of the recitals contained herein, which are deemed to be those of the Company and not of the Trustee. The Trustee makes no representations as to the validity or sufficiency of this Thirteenth Supplemental Indenture.

Section 3.4	Governing Law.

THIS THIRTEENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.5	Effectiveness.

The provisions of this Thirteenth Supplemental Indenture shall be effective immediately upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, the provisions of Article II of this Thirteenth Supplemental Indenture shall become operative only upon the acceptance for purchase by the Company of at least a majority in principal amount of the outstanding Notes (excluding any Notes owned by the Company or its affiliates) pursuant to the Statement.

Section 3.6	Counterpart Originals.

The parties may sign any number of copies of this Thirteenth Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 3.7	Severability.

In case any provision in this Thirteenth Supplemental Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 3.8	Effect of Headings.

The Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Thirteenth Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 3.9	Successors.

All agreements of the Company and the Guarantors in this Thirteenth Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Thirteenth Supplemental Indenture shall bind its successors.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Thirteenth Supplemental Indenture to be duly executed all as of the day and year first above written.

TENET HEALTHCARE CORPORATION

By:	/s/ Biggs C. Porter
Name: Biggs C. Porter
Title: Chief Financial Officer

CORAL GABLES HOSPITAL, INC., as: General Partner of CGH HOSPITAL, LTD.

By:	/s/ Tyler C. Murphy
Name: Tyler C. Murphy
Title: Treasurer

TENET PHYSICIAN SERVICES—HILTON HEAD, INC., as: General Partner of HILTON HEAD HEALTH SYSTEM, L.P.

By:	/s/ Tyler C. Murphy
Name: Tyler C. Murphy
Title: Treasurer

CYPRESS FAIRBANKS MEDICAL CENTER, INC., as: General Partner of NEW MEDICAL HORIZONS II, LTD.

By:	/s/ Tyler C. Murphy
Name: Tyler C. Murphy
Title: Treasurer

TENET LOUISIANA, INC., as: Sole and Managing Member of TENET 100 MEDICAL CENTER SLIDELL, L.L.C.

By:	/s/ Tyler C. Murphy
Name: Tyler C. Murphy
Title: Treasurer

Supplemental Indenture

TENET TEXAS, INC., as: General Partner of TENET FRISCO, LTD.

By:	/s/ Tyler C. Murphy
Name: Tyler C. Murphy
Title: Treasurer

TENET HEALTHSYSTEM PHILADELPHIA, INC., as: Managing Member of TENET HEALTHSYSTEM HAHNEMANN, LLC

By:	/s/ Tyler C. Murphy
Name: Tyler C. Murphy
Title: Treasurer

TENET HEALTHSYSTEM PHILADELPHIA, INC., as: Managing Member of TENET HEALTHSYSTEM ST. CHRISTOPHER’S HOSPITAL FOR CHILDREN, L.L.C.

By:	/s/ Tyler C. Murphy
Name: Tyler C. Murphy
Title: Treasurer

TENET TEXAS, INC., as: General Partner of TENET HOSPITALS LIMITED

By:	/s/ Tyler C. Murphy
Name: Tyler C. Murphy
Title: Treasurer

LIFEMARK HOSPITALS, INC., as: General Partner of TH HEALTHCARE, LTD.

By:	/s/ Tyler C. Murphy
Name: Tyler C. Murphy
Title: Treasurer

AMERICAN MEDICAL (CENTRAL), INC. AMI INFORMATION SYSTEMS GROUP, INC. AMISUB (HEIGHTS), INC. AMISUB (HILTON HEAD), INC. AMISUB (SFH), INC. AMISUB (TWELVE OAKS), INC. AMISUB OF NORTH CAROLINA, INC.

AMISUB OF SOUTH CAROLINA, INC.
AMISUB OF TEXAS, INC.
ANAHEIM MRI HOLDING INC.
BROOKWOOD HEALTH SERVICES, INC.
COASTAL CAROLINA MEDICAL CENTER, INC.
COMMUNITY HOSPITAL OF LOS GATOS, INC.
CORAL GABLES HOSPITAL, INC.
CYPRESS FAIRBANKS MEDICAL CENTER, INC.
DELRAY MEDICAL CENTER, INC.
DOCTORS HOSPITAL OF MANTECA, INC.
DOCTORS MEDICAL CENTER OF MODESTO, INC.
EAST COOPER COMMUNITY HOSPITAL, INC.
FMC MEDICAL, INC.
FOUNTAIN VALLEY REGIONAL HOSPITAL AND MEDICAL CENTER
FRYE REGIONAL MEDICAL CENTER, INC.
JFK MEMORIAL HOSPITAL, INC.
LAKEWOOD REGIONAL MEDICAL CENTER, INC.
LIFEMARK HOSPITALS, INC.
LIFEMARK HOSPITALS OF FLORIDA, INC.
LOS ALAMITOS MEDICAL CENTER, INC.
NORTH FULTON MEDICAL CENTER, INC.
ORNDA HOSPITAL CORPORATION
PALM BEACH GARDENS COMMUNITY HOSPITAL, INC.
PLACENTIA-LINDA HOSPITAL, INC.
SAN RAMON REGIONAL MEDICAL CENTER, INC.
SIERRA VISTA HOSPITAL, INC.
TENET CALIFORNIA, INC.
TENET FLORIDA, INC.
TENET GOOD SAMARITAN, INC.
TENET HEALTHSYSTEM BARTLETT, INC.
TENET HEALTHSYSTEM CFMC, INC.
TENET HEALTHSYSTEM DESERT, INC.
TENET HEALTHSYSTEM DI, INC.
TENET HEALTHSYSTEM GB, INC.
TENET HEALTHSYSTEM HEALTHCORP
TENET HEALTHSYSTEM HOLDINGS, INC.
TENET HEALTHSYSTEM KNC, INC.
TENET HEALTHSYSTEM MEDICAL, INC.
TENET HEALTHSYSTEM NORTH SHORE, INC.
TENET HEALTHSYSTEM PHILADELPHIA, INC.
TENET HEALTHSYSTEM SGH, INC.
TENET HEALTHSYSTEM SL, INC.
TENET HEALTHSYSTEM SPALDING, INC.
TENET HIALEAH HEALTHSYSTEM, INC.
TENET HOSPITALS, INC.
TENET LOUISIANA, INC.
TENET MISSOURI, INC.

TENET PHYSICIAN SERVICES—HILTON HEAD, INC.
TENET SOUTH FULTON, INC.
TENET ST. MARY’S, INC.
TENET TEXAS, INC.
TENETSUB TEXAS, INC.
TWIN CITIES COMMUNITY HOSPITAL, INC.
WEST BOCA MEDICAL CENTER, INC.

By:	/s/ Tyler C. Murphy
Name: Tyler C. Murphy
Title: Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Teresa Petta
Name: Teresa Petta
Title: Vice President